Exhibit 99.1

Energy Recovery Announces Exit From VorTeq™
Exclusive Licensing Agreement with Schlumberger

SAN LEANDRO, Calif. — June 29, 2020 — Energy Recovery, Inc. (NASDAQ: ERII) today announced an agreement with Schlumberger to exit its 15-year licensing deal for Schlumberger’s exclusive use of Energy Recovery’s VorTeq hydraulic pumping system. Under the terms of the new agreement, no further payments will be made by either party. Energy Recovery will now be fully responsible for commercialization of the VorTeq technology globally.

“At this time, the two parties have different strategic perspectives as to the path to VorTeq commercialization,” said Robert Mao, Energy Recovery Chairman of the Board, President and CEO. “We believe this to be a positive outcome for all parties and are grateful to Schlumberger for their partnership through the years.”

Conference Call

The Company will also hold a conference call to discuss the VorTeq technology and business model on Tuesday, June 30, 2020 at 5:30 AM PDT / 8:30 AM EDT. Robert Mao, Chairman of the Board of Directors and President and Chief Executive Officer, and Joshua Ballard, Chief Financial Officer, will host the conference call and take analyst questions after prepared remarks. Investors can also access relevant business updates at ir.energyrecovery.com.

LIVE CONFERENCE CALL

Tuesday, June 30, 2020, 5:30 AM PDT / 8:30 AM EDT
Listen-only, US / Canada Toll-Free: +1 (877) 709-8150
Listen-only, Local / International Toll: +1 (201) 689-8354
Access code: 13706150

CONFERENCE CALL REPLAY

Expiration: Thursday, July 30, 2020
US / Canada Toll-Free: +1 (877) 660-6853
Local / International Toll: +1 (201) 612-7415
Access code: 13706150

Investors may also access the live call or the replay over the internet at ir.energyrecovery.com. The replay will be available approximately three hours after the live call concludes.

About Energy Recovery

For more than 20 years, Energy Recovery, Inc. (NASDAQ: ERII) has created technologies that solve complex challenges in industrial fluid-flow markets. We design and manufacture solutions that reduce waste, improve operational efficiencies, and lower the production costs of clean water and oil and gas. What began as a game-changing invention for water desalination has grown into a global business delivering solutions that enable more affordable access to these critical resources. Headquartered in the San Francisco Bay Area, Energy Recovery has manufacturing, research, and development facilities across California and Texas. In addition, our worldwide sales and technical service organization provides on-site support for our line of water solutions. For more information, please visit www.energyrecovery.com.

Contact

Investor Relations
ir@energyrecovery.com
+1 (281) 962-8105

Press Inquiries
pr@energyrecovery.com
+1 (510) 219-8462

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